EXHIBIT 10.5

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (the “Agreement”) is entered into effective as of April 3, 2014, by and among VICIS CAPITAL MASTER FUND (“Vicis”), a sub-trust of Vicis Capital Master Series Trust, a unit trust organized and existing under the laws of the Cayman Islands, MIG7 INFUSION, LLC, a Florida limited liability company (“MIG7”) and AS SEEN ON TV, INC., a Florida corporation (“ASTV”), INFUSION BRANDS, INC., a Nevada corporation (“Infusion”), EDIETS.COM, INC., a Delaware corporation (“EDIETS”), TV GOODS HOLDING CORPORATION, a Florida corporation (“TV GOODS”), TRU HAIR, INC., a Florida corporation (“TRU HAIR”), AND RONCO FUNDING LLC, a Delaware limited liability company (“RFL” and collectively with ASTV, Infusion, eDiets, TV Goods and Tru Hair, the “Credit Parties” and each individually, a “Credit Party”). Vicis and MIG7 are sometimes each referred to herein as a “Lender” and jointly as the “Lenders.”

W I T N E S S E T H:

WHEREAS, reference is made to the Securities Purchase, Exchange and Redemption Agreement dated as of March 6, 2014 (as amended, modified, supplemented or restated and in effect from time to time, the “Vicis Exchange Agreement”) by and among Infusion Brands International, Inc. (“International”) and Vicis, pursuant to which Vicis agreed to extend credit to International (the “Vicis Loan”) on the terms and subject to the conditions specified in the Vicis Exchange Agreement, as evidenced by the Senior Secured Debenture dated March 6, 2014, in an original principal amount of $11,000,000.00 in favor of Vicis Capital Master Fund, related thereto (the “Vicis Debenture”).

WHEREAS, all of International’s obligations under the Vicis Loan Documents (as defined below) were assumed from International by Infusion, and all of such obligations of Infusion were or will be assumed by ASTV, with Infusion continuing as a guarantor thereof;

WHEREAS, the Credit Parties’ obligations under the Vicis Loan Documents are secured or may in the future be secured by all of the assets of the Credit Parties (the “Collateral”) pursuant to a Third Amended and Restated Security Agreement by and between Vicis and International (as assumed from International by Infusion and as assumed from Infusion by ASTV), the Vicis Security Agreement (as defined below), and security agreements that may be entered into from time to time with the other Credit Parties;

WHEREAS, ASTV’s obligations under the Vicis Exchange Agreement, the Vicis Debenture and the documents related thereto are guaranteed by Infusion pursuant to a Third Amended and Restated Guaranty Agreement (the “Vicis Guaranty Agreement”) and secured by, among other things, a first-priority security interest in substantially all of the now existing and hereafter acquired assets of Infusion  pursuant to a Third Amended and Restated Guarantor Security Agreement (the “Vicis Security Agreement”);

WHEREAS, reference is also made to the Senior Note Purchase Agreement dated effective as of April 2, 2014  (as amended, modified, supplemented or restated and in effect from time to time, the “MIG7 Note Purchase Agreement”) by and among the Credit Parties and MIG7, pursuant to which MIG7 has agreed to extend credit to the Credit Parties (the “MIG7 Loan”) on the terms and subject to the conditions specified in the MIG7 Note Purchase Agreement, which loan is evidenced by a Senior Secured Promissory Note in the original principal amount of up to $10,000,000.00 in favor of MIG7 (the “MIG7 Note”);

WHEREAS, the Credit Parties’ obligations under the MIG7 Note Purchase Agreement and MIG7 Note and the documents related thereto are secured by all of the assets of the Credit Parties pursuant to (1) a Security Agreement executed by the Credit Parties in favor of MIG7 (the “MIG7 Security Agreement”

and along with the Vicis Security Agreement, the “Security Agreements”), (2) an Account Control Agreement executed by the Credit Parties in favor of MIG7 (the “MIG7 Account Control Agreement”), pursuant to which MIG7 is granted a security interest in the Interest Reserve Account and Operating Account, as defined in the MIG7 Account Control Agreement (collectively, the “Accounts”), and (3) a Pledge Agreement executed by ASTV in favor of MIG7, pursuant to which the ASTV pledges 100% of its ownership interest in certain Subsidiaries, as defined in the MIG7 Note Purchase Agreement (the “Pledge Agreement”); and

WHEREAS, the Lenders desire to agree upon the priority of their respective security interests in the Collateral as provided herein;

NOW, THEREFORE, for and in consideration of the sum of $10.00, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders agree as follows:

1.

Recitals. The foregoing recitals are true and correct and are hereby incorporated by reference for all purposes as if fully set forth herein.

2.

Security Interests in Collateral. The parties hereto acknowledge and agree that the Vicis Loan and the MIG7 Loan are secured by the Collateral and each Lender hereby consents to, and acknowledges the existence of, the other Lender’s security interest in and to the same Collateral. The parties hereto further agree as follows:

a.

MIG7’s Security Interest in Controlled MIG7 Collateral. Vicis also acknowledges and agrees that the MIG7 Loan is secured by certain collateral constituting Collateral pursuant to the MIG7 Account Control Agreement, including without limitation the Accounts (collectively, the “Controlled MIG7 Collateral”), and Vicis hereby consents to, and acknowledges the existence of, MIG7’s first priority security interest in and to such Controlled MIG7 Collateral and the method of perfecting such Controlled MIG7 Collateral. Without limiting the foregoing, Vicis acknowledges and agrees that MIG7 and the Credit Parties have entered into the MIG7 Account Control Agreement, granting MIG7 a first priority interest in the Accounts, and the parties hereto agree that (i) MIG7 is entitled to distribute and retain all of the funds in the Interest Reserve Account and (ii) from and after an Event of Default arising under the MIG7 Note Purchase Agreement, MIG7 is entitled to sweep and retain sixty five percent (65%) of all cash deposited in the Operating Account until all of the MIG7 Obligations (as defined below) are paid in full.

b.

Default of Vicis Loan. Lenders agree that, notwithstanding the timing of filing of any financing statement or priority with respect to the Collateral, by either of the Lenders, the priorities of the security interests arising under the Security Agreements shall, with respect to all Collateral other than Controlled MIG7 Collateral (which shall be governed in accordance with Section 2(a) hereof), be equal (50/50) and in pari passu one to the other and that, with respect to such Collateral (other than Controlled MIG7 Collateral), each Lender shall share and be equal (50/50) in priority and rights with the other, neither shall have priority of payment over or be subordinate to the other and the proceeds of any foreclosure or Enforcement Action on or against any of such Collateral shall be shared (i) if less than $9,500,000 in original principal amount has been funded pursuant to the MIG7 Note Purchase Agreement, on a pro rata basis in accordance with the respective original principal amounts of the Vicis Debenture and the MIG7 Note, or (ii) if $9,500,000 or more in original principal amount has been funded pursuant to the MIG7 Note Purchase Agreement, on an equal (50/50) basis, and in either of (i) or (ii) the non-enforcing Lender shall be entitled to an accounting of any such proceeds.

c.

Insolvency Proceedings. In the event of any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each case whether under the bankruptcy code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law, involving a Credit Party (each an “Insolvency Proceeding”): (i) each Lender shall share and be equal in priority and rights with the other, neither shall have priority of payment over or be subordinate to the other; (ii) each Lender shall share any Distributions (as defined below) (x) if less than $9,500,000 in original principal amount has been funded pursuant to the MIG7 Note Purchase Agreement, on a pro rata basis in accordance with the respective original principal amounts of the Vicis Debenture and the MIG7 Note, or (y) if $9,500,000 or more in original principal amount has been funded pursuant to the MIG7 Note Purchase Agreement, equally (50/50); and (iii) each Lender agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of any portion of Infusion’s obligations to the other Lender or any liens and Security Interests securing any portion of Infusion’s obligations to the other Lender.

3.

Remedy Standstill.

Notwithstanding anything to the contrary in the Vicis Exchange Agreement, Vicis Debenture, Vicis Guaranty Agreement, Vicis Security Agreement or any other agreement, instrument or document related thereto (the “Vicis Loan Documents”), Vicis hereby agrees that an Event of Default arising under the MIG7 Loan Documents (as defined below) shall not trigger an Event of Default under the Vicis Loan Documents, and Vicis hereby waives any Event of Default arising under any of the Vicis Loan Documents that would otherwise have been triggered by an Event of Default under the MIG Loan Documents. Furthermore, during the period commencing on the date hereof and ending on the first anniversary of the Maturity Date (as defined in the MIG7 Note, which Vicis acknowledges and agrees may be extended pursuant to the MIG7 Note) of the MIG7 Loan (the “Standstill Period”), MIG7 shall have the exclusive right to manage, perform and enforce (or not enforce) the terms of the MIG7 Note Purchase Agreement, the MIG7 Note and all of other instruments, certificates, agreements and documents related thereto, including without limitation the Pledge Agreement and Account Control Agreement (collectively, the “MIG7 Loan Documents”), and to exercise and enforce all privileges and rights thereunder in such order and manner as it may determine in its sole discretion, including, without limitation, the exclusive right to take or retake control or possession of any Collateral and the MIG7 Other Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate any Collateral or the MIG7 Other Collateral. During the Standstill Period, Vicis shall not, without the prior written consent of MIG7, take any Enforcement Action (as defined below) with respect to any Vicis Obligations (as defined below) or the Collateral or the MIG7 Other Collateral. Any Distributions or other proceeds of any Enforcement Action obtained by Vicis in violation of the this Agreement shall be held in trust by it for the benefit of MIG7 and promptly paid or delivered to MIG7 in the form received until all MIG7 Obligations (as defined below) have been paid in full. Vicis hereby waives any and all rights to affect the method or challenge the appropriateness of any action by MIG7 with respect to management, performance and enforcement of the MIG7 Obligations and the enforcement and exercise of all privileges, rights and remedies during the Standstill Period. MIG7 shall not have any liability to Vicis in respect of Vicis’s failure to obtain repayment in full of the Vicis Obligations. Notwithstanding the foregoing, Vicis may take any Enforcement Action with respect to any Vicis Obligations and the Collateral after the expiration of the Standstill Period; provided, that Vicis delivers written notice to MIG7 of Vicis’s intention to exercise such rights, which notice may only be delivered following the occurrence of and during the continuation of an Event of Default (as defined in the Vicis Exchange Agreement) of the Vicis Loan; provided, further, that, notwithstanding the foregoing, in no event shall Vicis exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period (a) MIG7 shall have commenced and be diligently pursuing the exercise of any Enforcement Action with respect to any of the Collateral, or (b) the acceleration of the Vicis Obligations shall be rescinded in accordance with the terms of Vicis Exchange Agreement or Vicis Debenture.

4.

Notice of Default. The Credit Parties agree to provide MIG7 notice in the event that Vicis declares there to be an Event of Default (as defined in the Vicis Exchange Agreement) within 3 business days of receiving notice of such default from Vicis. The Credit Parties agree to provide Vicis notice in the event that MIG7 declares there to be an Event of Default (as defined in the MIG7 Note Purchase Agreement) within 3 business days of receiving notice of such default from MIG7.

5.

Successors and Assigns.

a.

This Intercreditor Agreement shall be binding upon each party hereto and its successors and assigns and shall inure to the benefit of each party hereto and its successors, participants and assigns.

b.

Each Lender reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Vicis Loan or the MIG7 Loan, and its rights in the Collateral securing same; provided, that, no Lender shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Vicis Loan or MIG7 Loan, as the case may be, and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through the Lender with which it is a participant.  Notwithstanding anything herein contained, neither Lender shall: (A) be repaid either the Vicis Loan or MIG7 Loan by any Credit Party, except as provided under this Intercreditor Agreement or with the prior written consent of the other Lender, or (B) assign any interest in the Vicis Loan or MIG7 Loan or any of the Vicis Loan Documents or MIG7 Loan Documents without the prior written consent of the other Lender, not to be unreasonably withheld.  In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the Vicis Loan or the MIG7 Loan, as the case may be, shall execute and deliver to each of the Lenders a written acknowledgement of receipt of a copy of this Intercreditor Agreement and the written agreement by such person to be bound by the terms of this Intercreditor Agreement.  In connection with any assignment or transfer of any or all of the Vicis Loan or the MIG7 Loan, as the case may be, or any or all rights of any Lender in the property of any Credit Party (other than pursuant to a participation), each Lender agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such assignee or transferee.  In addition, each Lender will execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who succeeds to or refinances, replaces or substitutes for any or all of financing of such Credit Party, whether such successor or replacement financing occurs by transfer, assignment, “takeout” or any other means or vehicle provided same does not constitute a breach of any Agreement with such Lender.

6.

Certain Definitions. The following terms shall have the following meanings in this Agreement.

a.

“Distribution” means, with respect to any indebtedness, obligation or security (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security or (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person.

b.

“Enforcement Action” means (a) to take from or for the account of any Person, by set-off or in any other manner, the whole or any part of any monies which may now or hereafter be owing by any such Person with respect to such obligations; (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Person to (i) enforce payment of, or to collect the whole or any part of, such obligations or (ii) commence judicial enforcement of any of the rights and remedies with respect to the Vicis Obligations or the MIG7 Obligations, as the case may be; (c) to accelerate the Vicis Loan or the MIG7 Loan, as the case may be; (d) to cause the Credit Parties to honor any redemption or mandatory prepayment obligation with respect to the Vicis Obligations or the MIG7 Obligations, as the case may be; (e) to notify the account debtors or to directly collect accounts receivable or other payment rights of any of the Credit Parties; or (f) to take any action under the provisions of any state or federal law, including, without limitation, the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell the Collateral or any Controlled MIG7 Collateral.

c.

“MIG7 Obligations” means the obligations to MIG7 under the MIG7 Loan Documents.

d.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority or other entity.

e.

“Vicis Obligations” means the obligations to Vicis under the Vicis Loan Documents.

7.

No Third Party Beneficiaries. This Agreement and the terms and provisions hereof are solely for the benefit of MIG7 and Vicis, and shall not benefit in any way any other Person, including but not limited to, ASTV or any other parties to the documents effecting the Vicis Obligations or the MIG7 Obligations. Nothing under this Agreement is intended to affect, limit, or in any way diminish the Security Interests which MIG7 and Vicis may have in the Collateral. The Lenders specifically reserve any and all of their respective secured rights and remedies with respect to the Collateral, and with respect to ASTV and any borrowers under or guarantors of the MIG7 Loan and the Vicis Loan.

8.

Rights are Independent of Time of Attachment or Perfection. Other than the Security Interest granted to MIG7 under the MIG7 Account Control Agreement, the Lenders agree that their respective security rights and priorities set forth in this Agreement shall exist and be enforceable independent of the time or order of attachment or perfection of their respective Security Interests, or the time or order of filing UCC financing statements with respect to the Collateral. Each Lender, nevertheless, agrees to make such filings and recordings in the public records to evidence the subordinations and priorities made herein as the other Lender may reasonably request.

9.

Termination, Rescission or Modification. The subordinations, agreements, and priorities set forth in this Agreement shall remain in full force and effect regardless of whether either Lender in the future seeks to rescind, amend, terminate or reform its respective agreements with ASTV. Any termination, rescission, modification or reformation of this Agreement must be in writing and executed by the parties hereto.

10.

Remedies. In the event of the commencement of foreclosure, or similar action by either of the Lenders with respect to the Collateral which secures their respective loans, the Lenders agree to cooperate with each other in the exercise of their respective default rights and remedies.

11.

Waiver of Marshalling. Each Lender hereby waives any right to require the other Lender to marshal any security or Collateral, or otherwise compel the other party to seek recourse against or satisfaction of the indebtedness owed to it from one source before seeking recourse or satisfaction from another source.

12.

Relation of Lenders. This Agreement is entered into solely for the purposes set forth in the Recitals above, and, except as is expressly provided otherwise herein, neither Lender assumes any responsibility to the other Lender to advise such other Lender of information known regarding the financial condition of ASTV, or regarding any Collateral, or of any other circumstances bearing upon the risk of nonpayment. Each Lender shall be responsible for managing its relations with ASTV, and neither Lender shall be deemed the agent of the other Lender for any purpose. Each of the Lenders may alter, amend, supplement, release, discharge or otherwise modify any terms of the documents evidencing and embodying their respective loans to ASTV without notice to the other.

13.

Notices. Any notice required or permitted in connection with this Agreement shall be in writing and shall be made by facsimile, e-mail, or hand delivered, by Federal Express, or by other similar overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to MIG7, Vicis or ASTV at the appropriate address set forth below, or to such other address as may be hereafter specified by written notice by MIG7, Vicis or ASTV. All notices shall be considered given as of the date of transmission or hand delivery, or one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or two (2) calendar days after the date of mailing, independent of the date of mail delivery or whether mail delivery is ever in fact accomplished, as the case may be. Notices shall be sent to:

MIG7:

MIG7 INFUSION, LLC
16311 Baycross Drive
Lakewood Ranch, Florida 34202
Attention: Craig Mallitz

with a copy to:

Shumaker, Loop & Kendrick, LLP
Bank of America Plaza
101 East Kennedy Boulevard, Suite 2800
P.O. Box 172609
Tampa, Florida 33672
Attention: Julio C. Esquivel

Vicis:

Vicis Capital Master Fund

445 Park Avenue, Suite 1043

New York, NY 10022

Attn: Shad Stastney

Phone: (212) 909-4600

Fax: (212) 909-4601

with a copy to:

Hoyt R. Stastney, Esq.

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202

Phone: (414) 277-5143

Fax: (414) 978-8968

ASTV or Infusion:

As Seen on TV, Inc.

14044 Icot Boulevard

Clearwater, Florida 33760

Attention: Chief Executive Officer

with a copy to:

Hoyt R. Stastney, Esq.

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202

Phone: (414) 277-5143

Fax: (414) 978-8968

14.

Copies of Loan Documents. ASTV agrees to provide each Lender with copies of the loan documents which evidence or embody their respective loans and any future amendments thereto. The provisions of this Agreement are intended by the parties to control any conflicting provisions, including, without limitation, any covenants prohibiting further borrowing or encumbrances of collateral, which are contained in any loan documents by or on behalf of ASTV with either of the Lenders. Each of the Lenders consents to the making of the various loans described herein and to the granting by ASTV to the other Lender of the Security Interests which are the subject of this Agreement.

15.

Effective Date. This Agreement shall be effective as of the date on which it is designated as being executed, independent of the actual date the parties execute this Agreement.

16.

Section Titles. The section titles contained in this Agreement are for convenience only and are without substantive meaning or content of any kind, and shall not be considered part of this Agreement.

17.

Governing Law. This Agreement shall be governed and construed under the laws of the State of Florida, irrespective of the conflict of law principles of that state.

18.

Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or electronic transmission (in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile or electronic transmission to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day, month and year first written above.

INFUSION BRANDS, INC.	AS SEEN ON TV, INC.

By:	By:

Name:	Name:

Title:	Title:

EDIETS.COM, INC.	TV GOODS HOLDING CORPORATION

By:	By:

Name:	Name:

Title:	Title:

TRU HAIR, INC.	RONCO FUNDING, LLC

By:	By:

Name:	Name:

Title:	Title:

MIG7 INFUSION, LLC	VICIS CAPITAL MASTER FUND
By: Mallitz Investment Group, LLC, Manager	By: Vicis Capital, LLC, its investment advisor

By:

By:	Name:
Craig A. Mallitz, President
Title:

Signature page to Intercreditor Agreement